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                                                                      Exhibit 21

                            SIGMA-ALDRICH CORPORATION
                                  SUBSIDIARIES

 Sigma-Aldrich Corporation (Delaware), the Registrant:

1) Sigma-Aldrich Co. (Illinois)
   (A) Sigma-Aldrich Israel, Ltd. (Israel)
   (B) Aldrich Chemical Company, Inc. (Delaware)
   (C) Sigma-Aldrich N.V./S.A. (Belgium)
       (1) Sigma-Aldrich Chemie B.V. (Netherlands)
   (D) Sigma-Aldrich B.V. (Netherlands)
       (1) Sigma-Aldrich Holding B.V. (Netherlands)
           (a) Sigma-Aldrich Chemie Holding GmbH (Germany)
               (i)   Sigma-Aldrich Chemie GmbH (Germany)
               (ii)  Sigma-Aldrich Laborchemikalien GmbH (Germany)
               (iii) Sigma-Aldrich Producktions GmbH (Germany)
               (iv)  Sigma Ark GmbH (Germany)
   (E) Sigma-Aldrich Chemie Verwaltungs GmbH (Germany)
   (F) Sigma-Aldrich Grundstucks-Verwaltung Gmbh & Co. KG (Germany)
   (G) Sigma-Aldrich Italia S.r.l. (Italy)
       (1) Sigma-Aldrich S.r.l. (Italy)
   (H) Aldrich Chemical Foreign Holding Company (Missouri)
       (1) Sigma-Aldrich Chimie S.N.C. (France)
       (2) Sigma-Aldrich Chimie S.a.r.l. (France)
   (I) Sigma Chemical Foreign Holding Company (Missouri)
   (J) Supelco, Inc. (Delaware)
   (K) Sigma-Aldrich Biotechnology Holding Company, Inc. (Missouri)
   (L) Sigma-Aldrich Biotechnology Investment LLC (Missouri)
   (M) Sigma-Aldrich Biotechnology LP (Missouri)
   (N) Sigma-Genosys of Texas, Inc. (Texas)
       (1)Sigma-Genosys Japan KK (Japan)
   (O) Sigma-Genosys Holding LLC (Missouri)
   (P) Sigma-Genosys LP (Texas)
   (Q) Sigma-Aldrich Business Holdings, Inc. (Delaware)
       (1) Sigma-Aldrich Research Biochemicals, Inc. (Massachusetts)
   (R) Sigma-Aldrich Lancaster, Inc. (Missouri)
       (1) Techcare Systems, Inc. (California)
       (2) Chemical Trade, Ltd. (Russia)
       (3) Medchem, Ltd. (Russia)
           (a) TechMed Biochem, Ltd. (Russia)
           (b) SAF-LAB (Russia)
       (4) Carbolabs, Inc. (Connecticut)
   (S) Sigma Diagnostics, Inc. (Missouri)
       (1) FMI Holdings, Inc. (Delaware)
   (T) Sigma-Aldrich China, Inc. (Missouri)

2) Sigma-Aldrich, Inc. (Wisconsin)

3) Sigma-Aldrich Finance Co. (Missouri)

4) Sigma-Aldrich & Subs Foreign Sales Corporation (Barbados)

5) Fluka Holding AG (Switzerland)
   (A) Fluka Chemie GmbH (Switzerland)
   (B) Fluka Production GmbH (Switzerland)
   (C) Fluka GmbH (Switzerland)

6) Sigma-Aldrich Company, Ltd. (UK)
   (A) Sigma-Genosys Limited (UK)

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                                                          Exhibit 21 (continued)

7) Sigma-Aldrich Foreign Holding Co. (Missouri)
   (A) Sigma-Aldrich Handels GmbH (Austria)
   (B) Sigma-Aldrich spol.s.r.o. (Czech Republic)
   (C) Sigma-Aldrich Denmark A/S (Denmark)
   (D) Ya-Kemia Oy (Finland)
   (E) Sigma-Aldrich (O M) Ltd. (Greece)
   (F) Sigma-Aldrich Kft (Hungary)
   (G) Sigma-Aldrich Financial Services Limited (Ireland)
   (H) Sigma-Aldrich Ireland Ltd. (Ireland)
   (I) Sigma-Aldrich Norway AS (Norway)
   (J) Sigma-Aldrich Sp. z.o.o. (Poland)
   (K) Sigma-Aldrich Quimica S.A. (Spain)
   (L) Sigma-Aldrich Sweden AB (Sweden)
   (M) Sigma-Aldrich de Argentina S.A. (Argentina)
   (N) Sigma-Aldrich Pty., Limited (Australia)
   (O) Sigma-Aldrich Quimica Brasil Ltda. (Brazil)
   (P) Sigma-Aldrich Canada Ltd. (Canada)
   (Q) Sigma-Aldrich Japan KK (Japan)
   (R) Sigma-Aldrich Korea Ltd. (Korea)
   (S) Sigma-Aldrich Quimica S.A. de C.V. (Mexico)
   (T) Sigma-Aldrich Pte. Ltd. (Singapore)
       (1) Sigma-Aldrich (M)Sdn. Bhd. (Malaysia)
   (U) Sigma-Aldrich Pty. Ltd. (South Africa)

8) Sigma-Aldrich Insurance Company Ltd. (Bermuda)